Shelton Greater China Fund (“the Registrant”)
Form N-SAR for the Six Months Ended June 30, 2011

Sub-Item 77Q1(e)1: Management Agreement between Registrant and the Manager

Submission of the Management Agreement between the Registrant and CCM Partners, L.P. (the “Manager”) dated May 27, 2011, is incorporated by reference to item (d)(1) of Post-Effective Amendment No. [__] to the Registration Statement filed on Form N-1A on August 4, 2011.